UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 22, 2013
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ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

(b)    On October 28, 2013, Align Technology, Inc. (the “Company”) announced that Richard Twomey, has resigned as the Company’s vice president, International to serve as president and CEO of a leading global healthcare products and services company, based in Europe. Thomas M. Prescott, Align president and CEO, will assume primary responsibility for all international operations. Raphael Pascaud, vice president and managing director of the Europe, Middle East and Africa region, and Julie Tay, vice president of the Asia Pacific region, will report directly to Mr. Prescott. Mr. Twomey will remain at Align through the end of December 2013 to help ensure a smooth transition.
(e)     Upon Mr. Twomey’s departure, the amended and restated employment agreement between Mr. Twomey and Align will be terminated.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Align Technology issued October 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.
October 28, 2013	By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Align Technology issued October 28, 2013